Exhibit 99.9

Premium Resources Infill Drilling at Selebi Delivers Grades Significantly Higher than Mineral Resource Estimate 27.55 Metres of 4.97% CuEq

Toronto, Ontario--(Newsfile Corp. - April 17, 2025) - **Premium Resources Ltd. (TSXV: PREM) (OTC Pink: PRMLF) ("PREM"** or the "**Company")** announces additional high-grade assay results from resource reclassification drilling at its past-producing nickel-copper-cobalt sulphide ("**Ni-Cu-Co**") Selebi North underground ("**SNUG**") mine in Botswana. Results from a total of ~34,300 metres over 80 holes, including the 17 holes reported herein, were not included in the mineral resource estimate ("**MRE**").

Final Drilling Assay Highlights for Resource Reclassification:

- **SNUG-24-174: South Limb**
  27.55 metres of 4.97% CuEq (2.14% Cu, 1.38% Ni, 0.07% Co)
- **SNUG-24-146: South Limb**
  13.15 metres of 4.59% CuEq (1.19% Cu, 1.65% Ni, 0.08% Co)

Morgan Lekstrom, CEO and Director of PREM, commented: "These results continue to highlight Selebi North's strong mineralization, which remains open down-plunge and down-dip beyond the known resource. This marks the completion of our infill drill program, and our focus now shifts to high-impact resource growth through an accelerated expansion drilling strategy. This next phase will prioritize areas showing strong correlations with geophysical borehole electromagnetic responses indicative of massive sulphides and high-grade mineralization."

Assay results for SNUG holes reported herein are provided below in Table 1 and drill hole collar details are provided in Table 2.

True thickness of mineralization was estimated using the wireframe as part of the MRE (see PREM news release dated August 8, 2024, and titled: "Premium Nickel Resources Ltd. Announces Its Initial Mineral Resource Estimate of 27.7 Mt for The Selebi Mines in Botswana").

Figure 1 shows the location of these seventeen drill holes relative to the MRE and underground infrastructure. Figure 2 is a plan showing the section locations in Figures 3 and 4 that display the comparison between the estimated net smelter return (NSR[1)) from the 2024 MRE block model and the results from highlight holes SNUG-24-174 and SNUG-24-146.

[1] Mineral Resources are estimated using long-term prices of US$10.50/lb Ni and US$4.75/lb Cu, using nickel and copper recoveries of 72.0% and 92.4% respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

To view the 3D modeling, please visit the following link https://vrify.com/decks/18519.

Table 1: Assay Results Selebi North Deposit

Hole-ID	From (m)	To (m)	[1]Length (m)	[2]Est. True Thickness (m)	Cu (%)	Ni (%)	[3]Co (%)	Limb	[4]CuEq (%)
SNUG-24-146	**487.65**	**500.80**	**13.15**	**12.95**	**1.19**	**1.65**	**0.08**	**South Limb**	**4.59**
including	**487.65**	**498.20**	**10.55**	**10.30**	**1.39**	**2.01**	**0.09**	**South Limb**	**5.54**
SNUG-24-148	299.35	308.00	8.65	7.10	1.05	1.75	0.09	N3	4.65

Hole-ID	From (m)	To (m)	[1]Length (m)	[2]Est. True Thickness (m)	Cu (%)	Ni (%)	[3]Co (%)	Limb	[4]CuEq (%)
SNUG-24-150	256.15	266.60	10.45	8.65	0.43	0.71	0.04	South Limb/N2	1.89
including	256.15	262.75	6.60	5.35	0.50	0.82	0.04	South Limb/N2	2.20
SNUG-24-150	275.20	277.20	2.00	1.65	1.38	0.53	0.02	N2	2.47
SNUG-24-155	248.85	256.00	7.15	6.75	0.84	0.54	0.02	South Limb	1.94
SNUG-24-157	258.95	269.35	10.40	9.55	0.76	0.83	0.03	South Limb	2.48
including	263.40	269.35	5.95	5.45	0.54	1.24	0.05	South Limb	3.10
SNUG-24-161	516.45	519.60	3.15	3.95	0.89	1.58	0.08	N3	4.15
SNUG-24-162	328.70	334.35	5.65	5.45	0.55	0.24	0.01	South Limb	1.05
SNUG-24-164	523.90	529.65	5.75	4.20	0.46	0.42	0.02	N3	1.33
SNUG-24-166	210.45	212.65	2.20	1.85	0.76	0.29	0.02	South Limb	1.35
SNUG-24-168	365.00	367.00	2.00	1.90	0.36	0.41	0.04	South Limb	1.21
SNUG-24-173	265.20	277.70	12.50	10.15	1.64	0.82	0.04	South Limb	3.32
including	265.20	274.00	8.80	7.15	1.50	1.03	0.05	South Limb	3.62
SNUG-24-173	286.00	289.35	3.35	3.10	1.03	1.92	0.10	N2	4.97
SNUG-24-174	**301.45**	**329.00**	**27.55**	**18.95**	**2.14**	**1.38**	**0.07**	**South Limb**	**4.97**
including	**302.90**	**322.45**	**19.55**	**13.45**	**2.29**	**1.75**	**0.09**	**South Limb**	**5.90**
***including**	**305.55**	**319.60**	**14.05**	**9.65**	**2.20**	**2.05**	**0.11**	**South Limb**	**6.42**
SNUG-24-174	333.65	339.65	6.00	4.45	1.20	1.05	0.06	N2	3.36
including	336.50	339.65	3.15	2.35	1.59	1.39	0.08	N2	4.45
SNUG-24-176	321.00	335.40	14.40	9.50	1.05	1.08	0.05	South Limb HW	3.28
including	323.20	332.20	9.00	5.95	1.00	1.55	0.08	South Limb	4.20
SNUG-24-176	343.40	349.40	6.00	4.05	1.25	0.98	0.05	South Limb FW	3.27
SNUG-24-176	355.40	359.40	4.00	2.70	1.85	1.50	0.08	N2 Limb	4.94
SNUG-24-178	264.15	266.10	1.95	1.70	0.64	2.01	0.10	N3	4.78
including	264.15	265.60	1.45	1.25	0.55	2.64	0.12	N3	5.98
SNUG-24-179	402.95	408.90	5.95	3.80	0.99	1.09	0.06	South Limb/N2	3.23
SNUG-24-182	249.00	250.65	1.65	1.00	0.14	0.90	0.04	South Limb FW	1.99
SNUG-24-183	516.45	530.15	13.70	10.55	1.46	1.59	0.08	South Limb	4.73
including	516.45	528.95	12.50	9.70	1.50	1.63	0.08	South Limb	4.86

[1]Length refers to drillhole length.

[2]True thickness is estimated using the MRE wireframe where available.

[3]Co is not included in the MRE as cobalt analyses are not consistently available throughout the deposit.

[4] CuEq was calculated using the formula CuEq=Cu+2.06*Ni assuming long-term prices of US$10.50/lb Ni and US$4.75/lb Cu nickel and copper recoveries of 72.0% and 92.4% respectively, derived from metallurgical studies which consider a conceptual bulk concentrate scenario.

Table 2: Drill Collar Information Selebi North Deposit

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-24-146	35378.5	84423.4	81.1	-71.8	200.5	530.58	Rig #3 810mL P4
SNUG-24-148	35089.4	84548.6	-42.4	-42.5	276.0	502.92	Rig #2 925mL P8
SNUG-24-150	35320.8	84605.9	82.9	-36.6	248.2	311.66	Rig #1 810mL P6
SNUG-24-155	35321.6	84606.6	82.4	-68.7	261.8	302.35	Rig #1 810mL P6

HOLE ID	Mine East	Mine North	Elevation	Dip	Mine Azimuth	Hole Length	Comment
SNUG-24-157	35321.4	84606.7	82.4	-56.7	265.5	449.05	Rig #1 810mL P6
SNUG-24-161	35089.6	84548.4	-42.3	-49.2	280.5	566.05	Rig #2 925mL P8
SNUG-24-162	35376.5	84427.9	80.7	-65.5	305.3	358.90	Rig #3 810mL P4
SNUG-24-164	35091.1	84551.4	-41.5	-23.3	304.9	565.65	Rig #2 925mL P8
SNUG-24-166	35321.5	84608.5	83.3	-33.7	304.8	275.65	Rig #1 810mL P6
SNUG-24-168	35377.0	84427.2	81.0	-78.2	266.2	416.45	Rig #3 810mL P4
SNUG-24-173	35320.7	84606.2	82.6	-39.6	242.4	344.30	Rig #1 810mL P6
SNUG-24-174	35323.1	84605.1	82.6	-47.0	227.2	377.25	Rig #1 810mL P6
SNUG-24-176	35322.9	84605.1	82.3	-48.2	214.9	395.15	Rig #1 810mL P6
SNUG-24-178	35089.9	84550.4	-41.6	-27.3	296.0	536.10	Rig #2 925mL P8
SNUG-24-179	35323.0	84605.2	82.3	-51.6	206.5	440.40	Rig #1 810mL P6
SNUG-24-182	35321.9	84607.0	82.5	-61.8	269.0	293.20	Rig #1 810mL P6
SNUG-24-183	35378.4	84424.2	81.2	-68.5	187.7	584.35	Rig #3 810mL P4

PREM Engages Native Ads Inc. for Digital Marketing Services

The Company has entered into a services agreement with Native Ads, Inc. ("**Native Ads**") to provide strategic digital media services to the Company. Under the terms of the agreement, Native Ads will provide a range of services including marketing strategy, data analytics services, content development, media buying and distribution, as well as campaign reporting and optimization. The Company has agreed to pay Native Ads a total initial cost of US$265,000 with a term of up to twelve months.

Native Ads is a full-service advertising agency based out of New York and Vancouver, BC. Native Ads and its principal Jon Malach are arms length to the Company and hold no interest, directly or indirectly, in the securities of the Company or any right to acquire such an interest. The appointment of Native Ads is subject to approval by the TSX Venture Exchange.

Quality Control

The underground drilling program is being carried out through an agreement with Forage Fusion Drilling Ltd. of Hawkesbury, Ontario, Canada, who have provided three Zinex U-5 drills for purchase and training of local operators. Drill core samples are BQTK (40.7 mm diameter). All samples are ½ core cut by a diamond saw on site. Half of the core is retained for reference purposes. Samples are generally 1.0 to 1.5 metre intervals or less at the discretion of the site geologists. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81).

Holes are numbered as follows: SNUG (Selebi North Underground) + year + hole number starting at 013.

Qualified Person

The scientific and technical content of this news release has been reviewed and approved by Sharon Taylor, Vice President Exploration of the Company, who is a "qualified person" for the purposes of National Instrument 43-101.

Technical Report

The MRE on the Selebi Mine is supported by the Technical Report. Reference should be made to the full text of the Technical Report for the assumptions, qualifications and limitations set forth therein, a copy of which is available on SEDAR+ (www.sedarplus.com) under PREM's issuer profile.

About Premium Resources Ltd.

PREM is a mineral exploration and development company that is focused on the redevelopment of the previously producing nickel, copper and cobalt resources mines owned by the Company in the Republic of Botswana.

PREM is committed to governance through transparent accountability and open communication within our team and our stakeholders. Our skilled team has worked over 100 projects collectively, accumulating over 400 years of resource discoveries, mine development and mine re-engineering experience on projects like the Company's Selebi and Selkirk mines. PREM's senior team members have on average more than 20 years of experience in every single aspect of mine discovery and development, from geology to operations.

For further information about Premium Resources Ltd., please contact:

Morgan Lekstrom
CEO and Director
morganl@premiumresources.com

Jaclyn Ruptash
Vice President, Communications and Investor Relations
+1 (604) 770-4334

Cautionary Note Regarding Forward-Looking Statements

This news release contains "forward-looking information" within the meaning of applicable Canadian securities legislation based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward-looking information includes, but is not limited to: the response to the mineral resource estimate in Botswana; the support for the redevelopment of the Selebi Mine from the National Government and local stakeholders; drilling at Selebi North; the ability to upgrade the inferred mineral resources on Selebi North; possible expansion potential down-dip and down-plunge of the existing mineral resource estimate; the publication by the Company of a potential updated mineral resource estimate or future prefeasibility study; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of exploration activities (including drill results) to accurately predict mineralization; management's belief that the Selebi and Selebi North deposits may be connected at depth; the timing and ability of the Company to publish a prefeasibility study (by H1 2025 or at all); any discrepancies between the mineral resource estimate technical report and the scientific and technical information in this news release; the timing to release of the remaining assay results; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; the implementation of the objectives, goals and future plans of the Company including the proposed advancement of the Selebi Mine as currently contemplated; the ability of the Company to define additional or upgrade existing mineral resource estimates on the Selebi Mine in accordance with NI 43-101; the productivity rates for underground drilling at Selebi North; drilling results confirming the legacy fold pattern continues at depth; the effective targeting activities proposed by the Company; the ability to identify additional mineralization down plunge of existing workings and the ability of such findings to be used to complete a mineral resource estimate and/or to support further economic studies; the ability and timing of advancing the underground drilling program at Selebi North as contemplated (if at all); the ability to expand the resource potential at the Selebi Mine; the results of the drill program on Selebi North and the timing and disclosures of the Company regarding same; the relationships between, and continuity of, the various deposits (if any); the benefits of the Company's

approach to exploration; management's belief that the Historic Resource could be indicative of the presence of mineralization on the deposits; and the anticipated benefits of the Company's approach to the resource development plan. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of metallurgical test results; the ability of exploration results to predict mineralization, prefeasibility or the feasibility of mine production; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company's public disclosure record on SEDAR+ (www.sedarplus.com) under PREM's issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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UNDERGROUND
DEVELOPMENT
2024 Selebi North Indicated Resource
2024 Selebi North Inferred Resource
modeled conductors

Figure 1: Location of Reported Drill Holes with 2024 Mineral Resource Estimate and BHEM

To view an enhanced version of this graphic, please visit:
https://images.newsfilecorp.com/files/7759/248879_0ebc5c72b49d3989_002full.jpg



UNDERGROUND DEVELOPMENT
2024 Selebi North Indicated Resource
2024 Selebi North Inferred Resource
SECTION SNUG-24-174
SECTION SNUG-24-146

Figure 2: Plan view of Selebi North 2024 Mineral Resource Estimate with section line locations for Figures 3 and 4.

To view an enhanced version of this graphic, please visit:
https://images.newsfilecorp.com/files/7759/248879_0ebc5c72b49d3989_003full.jpg



35000 E
35250 E
UNDERGROUND DEVELOPMENT
0 m
-250 m
SNUG-24-174: South Limb
27.55 metres of 4.97% CuEq or 2.41% NiEq
2.14% Cu, 1.38% Ni, 0.07% Co
SNUG-24-174
LEGEND
NSR (USD)
(DDH ASSAYS, BLOCK MODEL)
no Value
0-70
70-80
80-100
100-250
>250
NSR=$41.78*Cu%+$110.74*Ni%

Figure 3. Drillhole Results for SNUG-24-174 comparing the resource conversion drill hole results to the estimated NSR value in the 2024 block model.

To view an enhanced version of this graphic, please visit:
https://images.newsfilecorp.com/files/7759/248879_0ebc5c72b49d3989_004full.jpg


35250 E
-250 m
-250 m
SNUG-24-146: South Limb
13.15 metres of 4.59% CuEq or 2.23% NiEq
1.19% Cu, 1.65% Ni, 0.08% Co
SNUG-24-146
LEGEND
NSR (USD)
(DDH ASSAYS, BLOCK MODEL)
no Value
0-70
70-80
80-100
100-250
>250
-500 m
-500 m
35250 E

Figure 4. Drillhole Results for SNUG-24-146 comparing the resource conversion drillhole results to the estimated NSR value in the 2024 block model.

To view an enhanced version of this graphic, please visit:
https://images.newsfilecorp.com/files/7759/248879_0ebc5c72b49d3989_005full.jpg

PREMIUM RESOURCES LTD. | principled mining

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